Exhibit 99.1

            Edge Petroleum Announces First Quarter Financial Results
                       and Provides Updated 2004 Guidance


    HOUSTON, May 5 /PRNewswire-FirstCall/ -- EDGE PETROLEUM CORPORATION (Nasdaq: EPEX) today reported financial results for the first quarter of 2004 and provided updated 2004 guidance. Net income for the first quarter of 2004 was $3.3 million compared to $580,199 in the first quarter of 2003. Highlights included:


     -- Pro forma first quarter net income was $4.0 million as compared to $938,024 for the first quarter of 2003, an increase of 327%. Pro forma net income, before the cumulative effect of an accounting change in 2003 and the impact of deferred compensation related to FIN 44, is a non-GAAP measure and is reconciled to GAAP net income in the table below.
     -- First quarter average production was 34.7 MMcfe per day as compared to 17.2 MMcfe per day for the comparable period in 2003.


    Speaking at the Annual Meeting of Shareholders, John W. Elias, Edge Chairman, President and CEO, reported, "Our full year 2003 and first quarter 2004 operating and financial results are a result of the integrated efforts of our Board of Directors, senior management, and the entire workforce. We are pleased with how these efforts have been translated into our reported results and in our stock price. The focus and discipline with which we have planned and executed our strategy is reflected in our results. I am optimistic about the remainder of 2004, both operationally and financially, and feel we are well positioned to utilize our growing financial flexibility to add to our existing activities."

    Production for the three-months ended March 31, 2004 was 3.2 Bcfe compared to the prior year first quarter 2003 production of 1.5 Bcfe. Our average realized price was $5.00 per Mcfe for the three months ended March 31, 2004 compared to $4.42 per Mcfe in the comparable prior year period.

    As a result of higher production and higher average realized prices, we reported an increase in revenue of 131% for the first quarter of 2004 compared to the same period in 2003. Revenue for the three months ended March 31, 2004 was $15.8 million compared to $6.8 million in the first quarter of 2003.

    Operating expenses for the three months ended March 31, 2004 totaled
$10.6 million compared to $5.2 million for the same period in 2003. Depletion costs for the first quarter of 2004 totaled $5.1 million and averaged $1.62 per Mcfe compared to $2.5 million for the first quarter of 2003 that also averaged $1.62 per Mcfe. Other general and administrative (G&A) costs for the first quarter of 2004, which does not include deferred compensation expense, were $1.9 million, 51% higher than the comparable prior year period total of $1.3 million due to higher compensation costs and higher professional fees.
In addition, Other G&A costs of $203,000 were incurred in the first quarter of 2004 related to the Miller merger.

    During the first quarter of 2004, we recorded a non-cash charge of $1.1 million as required by Financial Accounting Standards Board Interpretation No. (FIN) 44, "Accounting for Certain Transactions Involving Stock Compensation." FIN 44 requires, among other things, a non-cash charge to compensation expense if the price of Edge's common stock on the last trading day of each reporting period is greater than the strike price of certain stock options. Edge had 208,650 options with a strike price of $7.0625 per share and 18,000 options with a strike price of $7.28 per share outstanding as of March 31, 2004, subject to FIN 44 requirements. The average price used to calculate the compensation expense was $14.85 per share at March 31, 2004.

    Below is a recap of net income and pro forma net income excluding the impact of deferred compensation related to FIN 44 and the cumulative effect of accounting change:


                                             Three Months Ended
                                                 March 31,
                                            2004           2003

    Net Income                           $3,283,236      $580,199
    Add:
    Cumulative effect of accounting
     change, net of taxes                       ---       357,825
    Income before cumulative effect
     of accounting change                 3,283,236       938,024
    Add:
    Deferred Compensation - repriced
     options                              1,111,099           ---
    Tax impact                             (388,885)          ---
     Net Deferred Compensation -
      repriced options                      722,214           ---

    Pro Forma Net Income (A)             $4,005,450      $938,024


     (A) This information is provided because management believes exclusion of the cumulative effect of an accounting change and the impact of deferred compensation related to FIN 44 will help investors compare results between periods and identify operating trends that could otherwise be masked by these items.



    Net income for the three months ended March 31, 2004 was $3.3 million, or basic earnings per share of $0.26 and diluted earnings per share of $0.25, an increase of 466% compared to net income for the same period a year ago of $580,199 or basic and diluted earnings per share of $0.06. Excluding deferred compensation related to FIN 44 and the cumulative effect of an accounting change, pro forma net income for the three months ended March 31, 2004 increased 327% totaling $4.0 million, or basic earnings per share of $0.31 and diluted earnings per share of $0.30, compared to pro forma net income of $938,024 or basic and diluted earnings per share of $0.10 for the three months ended March 31, 2003.

    Net cash flow provided by operating activities for the first quarter of 2004 was $12.5 million as compared to net cash flow used in operating activities of $0.6 million for the same 2003 period. Net cash flow provided by operating activities before working capital changes for the first quarter of 2004 was $11.5 million compared to $4.3 million for the same period in 2003. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

    Debt at March 31, 2004 was $20.0 million as compared to $21.0 million at December 31, 2003 and $22.2 million at March 31, 2003. The ratio of debt to total capital at March 31, 2004 was 18.6%.

    Updating operations, Edge has drilled 12 wells through April 30 of 2004, 11 of which were successful. Currently, the company has three wells drilling. Edge anticipates drilling an additional 5 to 8 wells during the second quarter.

    Michael G. Long, Edge's Sr. Vice President and CFO, commented on the financial results for the quarter noting, "The message on the cover of the 2003 Annual Report to Shareholders concisely sums up our first quarter results: strategy, execution, progress, and growth. This quarter was clearly one of executing our strategy and making progress toward our growth objective. Building upon the foundation laid last year and our first quarter 2004 operating activity, production increased 22% over the previous quarter and 104% over the same period a year ago. Strong commodity prices and discipline with respect to costs resulted in reported net income increasing over 450% from a year ago. We have accelerated our capital spending budget and reduced debt, ending the quarter with a debt to total capital ratio of slightly under 19%, leaving us well positioned to add to our existing portfolio of projects. We have issued guidance for the second quarter, as shown below. Our production guidance has been left unchanged pending the results of a very active second quarter planned drilling calendar."



                           Second Quarter    Full Year     Actual
                               2004            2004         2003
    Production, Bcfe         3.0 - 3.2     12.0 to 12.5      8.1

    Operating Costs/Mcfe
    Lease Operating        $0.45 - $0.50   $0.40 - $0.45    $0.33
    G&A (A)                $0.45 - $0.50   $0.50 - $0.55    $0.68
    Depletion              $1.60 - $1.65   $1.60 - $1.65    $1.59
    Interest and other     $0.05 - $0.07   $0.04 - $0.09    $0.08
    Production Taxes
     (% of oil &
     gas revenue)           7.0% - 8.0%     7.0% - 8.0%      5.3%

     (A)  Assumes no non-cash, FIN 44 related charges



    In the normal course of business we enter into hedging transactions, including commodity price collars, swaps and floors to mitigate our exposure to commodity price movements, but not for trading or speculative purposes. Commodity price hedges in place for the remainder of 2004 are shown below.



                                              2004 HEDGES
                               Natural Gas (A)          Crude Oil (B) (C)
                         Volumes                   Volumes
                          MMbtu    Price    Price  Barrels   Price     Price
        Time Period      per day   Floor     Cap   per day   Floor      Cap
    Second Quarter 2004  10,000    $4.50    $6.00    400    $30.00    $35.50
                          5,000    $4.50    $6.20
    Third Quarter 2004   10,000    $4.50    $6.00    400    $30.00    $35.50
                          5,000    $4.50    $6.20
    Fourth Quarter 2004  10,000    $4.50    $7.00    400    $30.00    $35.50
                          5,000    $4.50    $7.25

     (A)  All natural gas prices are settled at Houston Ship Channel
     (B)  All crude oil prices are settled against NYMEX WTI.
     (C) The Company elected not to apply hedge accounting to this transaction.



    Edge will discuss operations and financial results with any interested parties during its conference call on May 6, 2004 at 9:00 a.m. CDT.
Interested parties may participate by dialing 800-683-1575 (ID#: Edge). The call will also be webcast and can be accessed by logging onto the web at www.firstcallevents.com/service/ajwz404569361gf12.html . If you are unable to participate during the live webcast, the call will be archived at www.firstcallevents.com/service/ajwz404569361gf12.html and www.edgepet.com in the Investor Relations page of the site.

    Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock is listed on the NASDAQ National Market under the symbol "EPEX".


    Statements regarding production volumes, drilling activity, price weakness, hedging levels, all guidance, forecasts for the first quarter and full year 2004, including future oil and gas prices, record earnings and cash flow, debt levels, production and earnings, performance goals and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the company to meet its stated business goals.



     EDGE PETROLEUM CORPORATION
     CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                    Three Months Ended
                                                          March 31,
                                                    2004           2003
    OIL AND NATURAL GAS REVENUE                 $15,814,657     $6,838,770
    OPERATING EXPENSES:
      Oil and natural gas operating expenses      1,205,073        594,804
      Severance and ad valorem taxes              1,044,714        519,155
      Depletion, depreciation, amortization
       and accretion                              5,242,416      2,747,873
      General and administrative expense:
        Deferred compensation - FIN 44            1,111,099            ---
        Deferred compensation - restricted stock     96,500         86,664
        Other general and administrative expenses 1,900,827      1,256,262

        Total operating expenses                 10,600,629      5,204,758

    OPERATING INCOME                              5,214,028      1,634,012

    OTHER INCOME AND EXPENSE:
      Interest expense, net of amounts
       capitalized                                 (114,278)      (176,389)
      Amortization of deferred loan costs           (29,636)           ---
      Interest and other income                       4,008          2,123

    INCOME BEFORE INCOME TAX EXPENSE AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE       5,074,122      1,459,746

    INCOME TAX EXPENSE                           (1,790,886)      (521,722)

    INCOME BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                         3,283,236        938,024

    CUMULATIVE EFFECT OF ACCOUNTING
     CHANGE (A)                                         ---       (357,825)

    NET INCOME                                   $3,283,236       $580,199

    BASIC EARNINGS PER SHARE:
    Income before cumulative effect
     of accounting change                             $0.26          $0.10
    Cumulative effect of accounting change (A)          ---          (0.04)
    Net income                                        $0.26          $0.06

    DILUTED EARNINGS PER SHARE:
    Income before cumulative effect
     of accounting change                             $0.25          $0.10
    Cumulative effect of accounting change (A)          ---          (0.04)
    Net income                                        $0.25          $0.06

    BASIC WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                          12,725,951      9,439,858

    DILUTED WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                          13,317,839      9,583,303

    Production:
      Gas - Mcf                                   2,421,980      1,138,369
      Oil - Bbls                                     53,828         28,974
      Natural gas liquids (NGL) - Bbls               69,485         39,198
        Gas Equivalent - Mcfe                     3,161,858      1,547,406

    Realized Product Prices:
      Gas - $ per Mcf                                 $5.35          $4.64
      Oil - $ per Bbl                                $33.60         $33.73
      NGL - $ per Bbl                                $15.03         $14.91
        Gas Equivalent - $ per Mcfe                   $5.00          $4.42


     Notes:
     (A) We adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" effective January 1, 2003 and recognized a charge representing the cumulative effect of the transition to accounting for asset retirement obligations, asset retirement costs and accumulated depreciation in accordance with the new standard.


     EDGE PETROLEUM CORPORATION
     Non-GAAP Disclosure Reconciliation

                                                    Three Months Ended
                                                         March 31,
                                                   2004             2003
    Net cash flow provided by (used in)
     operating activities                       $12,475,699      $(637,815)
    Changes in working capital accounts            (967,392)     4,932,098
    Net cash flow provided by operations
     before working capital changes             $11,508,307     $4,294,283


     Note: Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information that is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company's ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.



SOURCE  Edge Petroleum Corporation
    -0-                             05/05/2004
    /CONTACT: Michael G. Long, Chief Financial Officer of Edge Petroleum Corporation, +1-713-654-8960/
    /Web site:  http://www.edgepet.com /
    /Audio:  http://www.firstcallevents.com/service/ajwz404569361gf12.html /
    (EPEX)

CO:  Edge Petroleum Corporation
ST:  Texas
IN:  OIL
SU:  ERN ERP CCA MAV